UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1500 District Avenue, Burlington, MA 01803
(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2022, on December 1, 2022, Minerva Neurosciences, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Rule”). The Company had until May 30, 2023 to regain compliance with the Rule.

On May 31, 2023, the Company received a second written notice from Nasdaq indicating that, based upon the Company’s continued non-compliance with the Rule, the staff of Nasdaq had determined to delist the Company’s securities from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). As a result, the Company intends to timely request a hearing before the Panel. The hearing request will stay any suspension or delisting action pending the completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. Under the Nasdaq Listing Rules, the Panel has the discretion to grant a further extension not to exceed November 27, 2023. Notwithstanding, there can be no assurance that the Panel will grant the Company a further extension or that the Company will ultimately regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Dated: June 2, 2023	By:	/s/ Geoffrey Race
	Name:	Geoffrey Race
	Title:	President

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